Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Processa Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(o)			$7,000,000	(3)	$0.00015310	$1,071.70
Equity	Common Warrants(3)	Rule 457(g)						-
Equity	Pre-Funded Warrants(3)	Rule 457(g)						-
Equity	Placement Agent Warrants(3)	Rule 457(g)						-
Equity	Common Stock issuable upon exercise of the Common Warrants(2)	Rule 457(o)			$7,000,000		$0.00015310	$1,071.70
Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants(2)	Rule 457(o)							(4)
Equity	Common Stock issuable upon exercise of the Placement Agent Warrants(5)	Rule 457(o)			$350,000		$0.00015310	$53.59
Total Offering Amounts					$14,350,000			$2,196.99
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$2,196.99

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the common stock issuable upon exercise of the warrants.

(4)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $7,000,000.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Placement Agent Warrants are exercisable for up to the number of shares of common stock equal to 4.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants sold in this offering) at a per share exercise price equal to 125% of the public offering price of the shares of common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the placement agent’s warrants is $350,000, which is equal to 125% of $280,000 (4.0% of the proposed maximum aggregate offering price of $7,000,000).